Bay Banks Of Virginia Announces Second Quarter 2017 Dividend

RICHMOND, Va., June 30, 2017 /PRNewswire/ -- Randal R. Greene, President and Chief Executive Officer of Bay Banks of Virginia, Inc. (OTCQB: BAYK), parent company of Virginia Commonwealth Bank and VCB Financial Group, announced its Board of Directors has declared a quarterly cash dividend to shareholders of $0.04 per common share, payable July 24, 2017, to shareholders of record July 11, 2017.

About Bay Banks of Virginia
Bay Banks of Virginia, Inc. is the holding company for Virginia Commonwealth Bank and VCB Financial Group. Founded in the 1930's, Virginia Commonwealth Bank and the former Bank of Lancaster are now combined and headquartered in Richmond, Virginia. With nineteen banking offices located throughout the Richmond market area, the Northern Neck region, Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County and Suffolk, the bank serves businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking, investment services, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 800-435-1140 or inquiries@baybanks.com.